Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

EMCORE Corporation:

We consent to the use of our report dated December 3, 2021, with respect to the consolidated financial statements of EMCORE Corporation and the effectiveness of internal control over financial reporting, incorporated herein by reference.

/s/ KPMG LLP

Irvine, California

August 9, 2022